UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2016

LEGACY EDUCATION ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-184897	39-2079974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 E. Cape Coral Parkway, Cape Coral, Florida 33904

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 Other Events

Effective January 6, 2016, the Board of Directors (the “Board”) of Legacy Education Alliance, Inc. (the “Company”), appointed Mr. Christian Baeza as Chief Financial Officer (“CFO”) of the Company.

Mr. Baeza, age 53, was our Interim CFO from June 2015 and Vice President and Corporate Controller from April 2015. From 2008 to 2014, Mr. Baeza held various senior finance positions, including Director of Financial Reporting and Assistant Corporate Controller, at Kraton Performance Polymers, Inc., where he played a significant role in its initial public offering in 2009. Mr. Baeza held various finance positions from 2003 to 2008 at Spectra Energy Corp., and was a key member of the leadership team that successfully transacted a carve-out initial public offering of several of its pipeline and natural gas storage assets in 2007. Mr. Baeza began his career as a member of the accounting and auditing practice at Arthur Andersen LLP from 1995 to 1998 and earned a B.B.A. degree in accounting and finance from Florida International University. Mr. Baeza is also the Chief Financial Officer of Tigrent Inc.

There are no arrangements or understandings between Mr. Baeza and any other persons pursuant to which Mr. Baeza was selected as our Chief Financial Officer. There are also no family relationships between Mr. Baeza and any director or executive officer of the Company. Additionally, Mr. Baeza has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) or Regulation S-K.

On January 12, 2016, the Company issued a press release announcing the appointment of Mr. Baeza to Chief Financial Officer. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

99.1	Legacy Education Alliance, Inc. Press Release, dated January 12, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2016

LEGACY EDUCATION ALLIANCE, INC.

By:	/s/ Anthony C. Humpage
	Name:	Anthony C. Humpage
	Title:	CEO